SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 7th, 2005


                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


            0-28456                                     65-0635748
    (Commission file number)               (I.R.S. Employer Identification No.)

                     250 Australian Avenue South, Suite 400
                           West Palm Beach, Fl. 33401
                    (Address of principal executive offices)


                                 (561) 805-8500
              (Registrant's telephone number, including area code)

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Item 8.01 Other Events

On April 7, 2005, Metropolitan Health Networks, Inc. (the "Company") announced that it intends to holds its annual meeting of shareholders on Thursday, June 23rd, 2005 at the Marriott Hotel, 1001 Okeechobee Road, West Palm Beach, Florida at 10:00 a.m. EST (the "Annual Meeting"). Shareholders of record as of Friday, May 6th, 2005 will be entitled to vote in person or by proxy at the Annual
Meeting. Shareholders wishing to submit proposals for consideration at the Annual Meeting, including nominations of Board of Director candidates, should submit their proposals no later than close of business on Monday, April 18th, 2005 by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary of Metropolitan, whose address is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. In addition to the timely submission of any proposal, shareholder proposals must also contain the specific information required by
Section 10 of the Company's Amended and Restated Bylaws.

A copy of the Company's press release announcing the date of the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

99.1          Press Release dated April 7th, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7th, 2005


                                  METROPOLITAN HEALTH NETWORKS, INC.


                                  By: /s/ Roberto L. Palenzuela
                                      --------------------------------------
                                      Name:  Roberto L. Palenzuela
                                      Title: General Counsel and Secretary

                                  EXHIBIT INDEX

99.1     Press Release dated April 7th, 2005